UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2009

Apco Oil and Gas International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-08933	980199453
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918/573-2164

Apco Argentina Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2009, the Argentine province of Neuquén notified Apco Oil and Gas International Inc. (formerly known as Apco Argentina Inc.) ("Apco") that the governor of the province signed a decree approving an agreement between the province, Apco, Petrolera Entre Lomas S.A. ("Petrolera"), and Petrobras Energía S.A. ("Petrobras"), to extend the terms of the Bajada del Palo and Entre Lomas hydrocarbon concessions located in the province for an additional 10 years (the "Extension Agreement"). The Extension Agreement extends the term of the Bajada del Palo concession to September 6, 2025 and the term of the Entre Lomas concession to January 21, 2026. In addition, the Extension Agreement provides that (i) the concession partners pay the province a total bonus of $12.5 million for both properties combined, (ii) the provincial production tax increase from the current level of 12% to 15%, with the possibility that the tax can increase to a maximum of 18% depending on future increases in product price realizations, and (iii) the partners spend $237 million for future exploitation and exploration.

The Bajada del Palo concession is located entirely in the Neuquén province. The Entre Lomas concession straddles the provinces of Neuquén and Rio Negro. The Extension Agreement does not apply to the portion of the Entre Lomas concession located in the Rio Negro province. The Extension Agreement was effective upon notification to the concession partners of the executive decree.

The above description is a brief summary and is qualified in its entirety by reference to the Extension Agreement, an English translation of which will be filed as an exhibit to Apco’s quarterly report on Form 10-Q for the quarter ended June 30,2009, on or before August 10, 2009.

Apco holds a 23% direct participation interest in each of the Bajada del Palo and Entre Lomas concessions, with Petrolera and Petrobras respectively owning the remaining 73.15% and 3.85% interests. These companies also hold the same percentage interests in the Agua Amarga exploration permit located in the province of Rio Negro. Petrolera is the operator of all three properties. In addition, Apco and a wholly owned subsidiary collectively own 40.80% of the stock of Petrolera. Petrobras and an affiliate collectively own 58.88% of the stock of Petrolera.

A copy of the Apco’s press release announcing the Extension Agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits

Exhibit 99.1 Press Release of Apco dated July 27, 2009, publicly announcing the Extension Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apco Oil and Gas International Inc.

July 27, 2009	By:	/s/ William H. Gault

Name: William H. Gault
Title: Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Apco dated July 27, 2009, publicly announcing the Extension Agreement.